UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 14, 2005

Gables Realty Limited Partnership

(Exact name of registrant as specified in charter)

Delaware	000-22683	58-2077966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On March 14, 2005, Gables Realty Limited Partnership (the "Partnership"), the entity through which Gables Residential Trust (the "Company") conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets, completed the offering of an aggregate $150,000,000 principal amount of its 5.00% Senior Notes due 2010 (the "Notes"). The offering of the Notes was made pursuant to a Prospectus Supplement dated March 10, 2005 relating to the Prospectus dated September 26, 2003 filed with the Partnership's and the Company's shelf registration statement on Form S‑3 (File Nos. 333-108885).

The Notes bear interest at 5.00% per annum from March 14, 2005, with interest payable in arrears each March 15 and September 15 commencing September 15, 2005.  The entire principal amount of the Notes is due March 15, 2010.  The Notes are redeemable at any time at the option of the Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in Supplemental Indenture No. 8 referenced below), if any, with respect to such Notes.

The Notes were issued under an Indenture dated March 23, 1998 and a Supplemental Indenture No. 8 dated March 14, 2005, each between the Partnership and Wachovia Bank, National Association, as trustee.  The offering of the Notes was underwritten by Wachovia Securities, Banc of America Securities LLC, Piper Jaffray, Wells Fargo Securities, PNC Capital Markets, Inc. and SunTrust Robinson Humphrey.  The underwriting discount was 0.60% and the price to the public was 99.602% of the principal amount of the Notes.

The net proceeds to the Partnership from the sale of the Notes, after deducting the underwriting discount and related issuance costs, were approximately $148 million. The Partnership will use the net proceeds to repay $100 million of its 6.80% senior unsecured notes that mature March 15, 2005, to reduce outstanding borrowings under its unsecured credit facilities and for general corporate purposes.

Delivery of the Notes was made on March 14, 2005 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.		Description
1.1	*	Underwriting Agreement, dated March 10, 2005.
4.1

Indenture, dated as of March 23, 1998, between Gables Realty Limited Partnership and First Union National Bank (incorporated herein by reference to the Partnership's Current Report on Form 8-K dated March 23, 1998).

4.2	*	Supplemental Indenture No. 8, dated March 14, 2005, between Gables Realty Limited Partnership and Wachovia Bank, National Association, including a form of the 5.00% Senior Note due 2010.
4.3		Gables Realty Limited Partnership 5.00% Senior Note due 2010 (included in Exhibit 4.2).
5.1	*	Opinion of Goodwin Procter LLP as to the legality of the Notes.
12.1	*	Gables Realty Limited Partnership Calculation of Ratios of Earnings to Fixed Charges.

___________________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GABLES REALTY LIMITED PARTNERSHIP

By:   Gables GP, Inc.

Its:   General Partner

Date:  March 17, 2005                                     By: /s/ Marvin R. Banks, Jr.
Marvin R. Banks, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Underwriting Agreement, dated March 10, 2005.
4.1

Indenture, dated as of March 23, 1998, between Gables Realty Limited Partnership and First Union National Bank (incorporated herein by reference to the Partnership's Current Report on Form 8-K dated March 23, 1998).

4.2	*	Supplemental Indenture No. 8, dated March 14, 2005, between Gables Realty Limited Partnership and Wachovia Bank, National Association, including a form of the 5.00% Senior Note due 2010.
4.3		Gables Realty Limited Partnership 5.00% Senior Note due 2010 (included in Exhibit 4.2).
5.1	*	Opinion of Goodwin Procter LLP as to the legality of the Notes.
12.1	*	Gables Realty Limited Partnership Calculation of Ratios of Earnings to Fixed Charges.

___________________________

* Filed herewith